UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April  15, 2008

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Lyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10875	01-0579490
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

103 Foulk Road, Suite 205Q
Wilmington, DE		19803
(Address of principal		(Zip code)
executive offices)

Registrant's telephone number, including area code: (302) 691-6189

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Principal Financial Officer

On April 16, 2008, Mr. Joseph Lambert resigned his position as Chief Financial Officer, Treasurer and Secretary of Lyris, Inc. (the “Company”), to be effective May 1, 2008. Mr. Lambert will continue in an advisory position with the Company until May 15, 2008.

Appointment of New Principal Financial Officer

On April 17, 2008, the Company announced that Heidi Mackintosh, age 37, has agreed to join the Company as Chief Financial Officer. She will also serve as the Company’s Treasurer and Secretary. Ms. Mackintosh will begin her employment with the Company in May and will serve until her successor is duly appointed and qualified. From March 2007 until joining the Company, Ms. Mackintosh was the vice president and corporate controller of BenefitStreet, Inc., an unbundled provider of 401(k) recordkeeping solutions and administrative services located in San Ramon, California. From August 2004 until January 2007, she was the corporate controller for OSIsoft, Inc., a software company based in San Leandro, California. From July 2002 until August 2004, Ms. Mackintosh was employed as a senior manager of technical accounting at Apple Computer, Inc.

Ms. Mackintosh is a graduate of California State University, Hayward, where she earned a Bachelor of Science in Business Administration, Accounting Option, in August of 1992. She became a certified public accountant in November 1994.

There is no family relationship between Ms. Mackintosh and any other officer or any director of the Company. Ms. Mackintosh has not had a direct or indirect material interest in any transaction since the beginning of the Company’s last fiscal year, or in any currently proposed transaction, involving an amount in excess of $120,000 in which the Company was or is to be a participant.

The material terms of Ms. Mackintosh’s employment with the Company are set forth an employment letter, executed by Ms. Mackintosh on April 15, 2008. Pursuant to the employment letter, Ms. Mackintosh will receive annual base compensation in the amount of $220,000 and will be entitled to annual incentive bonus pay of up to $49,500. She will also receive a grant, pending approval of the Company’s board of directors, of an option for 400,000 shares of stock, which shall vest 25% per year. In addition, Ms. Mackintosh will be entitled to receive severance pay equal to six months of her annual base salary in the event her employment with the Company is terminated Without Cause (as that term is defined in the employment letter). The foregoing description of the employment letter does not purport to be complete and is qualified in its entirety by reference to the full text of the employment letter, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1	Employment Letter, dated April 15, 2008, by and between Lyris, Inc. and Heidi Mackintosh.

99.1	Press release announcing appointment of Heidi Mackintosh, dated April 17, 2008.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYRIS, INC.

	By:	/s/ Luis Rivera
	Name:	Luis Rivera
	Title:	Chief Executive Officer

Date: April 17, 2008